Exhibit 99.1
NEWS

FOR IMMEDIATE RELEASE Tuesday, October 27, 2020	INVESTOR RELATIONS CONTACT: Alanna James - (808) 835-3700 Investor.Relations@HawaiianAir.com MEDIA RELATIONS CONTACT: Alex Da Silva - (808) 835-3712 News@HawaiianAir.com

Hawaiian Holdings Reports 2020 Third Quarter Financial Results

HONOLULU — October 27, 2020 — Hawaiian Holdings, Inc. (NASDAQ: HA) ("we" or the “Company”), parent company of Hawaiian Airlines, Inc. (“Hawaiian”), today reported its financial results for the third quarter of 2020.

Third Quarter 2020 - Key Financial Metrics
	GAAP	YoY Change	Adjusted	YoY Change
Net Income	($97.1M)	($177.2M)	($172.7M)	($254.1M)
Diluted EPS	($2.11)	($3.81)	($3.76)	($5.48)
Pre-tax Margin	(189.0)%	(203.4) pts.	(321.4)%	(336) pts.

"The COVID-19 pandemic and State of Hawai‘i quarantines continued to have a dramatic effect on our business in the third quarter,” said Peter Ingram, Hawaiian Airlines President and CEO. "Despite these monumental challenges, my colleagues throughout the business have done an incredible job adapting to the evolving environment. We have taken action to reduce expenses, preserve cash, bolster our liquidity and care for our guests, positioning us to begin the recovery process in earnest with the introduction of the State of Hawai‘i's pre-travel testing regime in the fourth quarter."

Liquidity and Capital Resources

As of September 30, 2020, the Company had:

•Unrestricted cash, cash equivalents and short-term investments of $979 million
•Outstanding debt and finance lease obligations of $1,299 million
•Air traffic liability of $515 million

Third Quarter 2020

The State of Hawai‘i was under mandatory 14-day self-quarantine for all incoming travelers throughout the third quarter of 2020, and for neighbor island travel starting from August 11, 2020 and as a consequence, the Company operated an extremely limited schedule during the third quarter.

During the quarter, the Company implemented both permanent and extended voluntary leave programs with each of its workgroups, and prepared for involuntary reductions effective October 1, 2020. In total, the Company reduced its workforce by approximately 2,400 employees, or more than 32 percent of all employees, of which almost 2,100 were through voluntary means.

To increase liquidity, the Company closed on approximately $421 million of new financing during the quarter, including:

•Raising approximately $114 million through the sale and leaseback of two Airbus A321neo aircraft
•Raising approximately $262 million through the issuance of Enhanced Equipment Trust Certificates backed by two Airbus A330 aircraft and six Airbus A321neo aircraft
•Drawing approximately $45 million of the $420 million available through the Economic Relief Program ("ERP") loans offered under the Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act")

As of September 30, 2020, the Company has received $240.6 million in grants and $60.3 million in loans pursuant to the CARES Act Payroll Support Program ("PSP"), of which $38 million was received in the third quarter.

In October 2020, the Company executed an amendment with the U.S. Treasury increasing the total amount of the ERP loan from $420 million to $622 million, of which $577 million is undrawn; the Company has until March 2021 to determine how much of the remaining ERP funds to borrow.

Guest Experience

During the third quarter, the Company announced the following guest experience improvements:

•Eliminated change fees on all domestic and international flights in order to provide guests with travel flexibility across its network
•Launched a program to offer guests pre-travel COVID-19 testing through mail-in test kits and proprietary drive-through testing labs in select U.S. mainland gateways

In addition, the Company continued its enhanced cleaning procedures and revised guest-facing procedures as part of its health and safety program, which is aligned with current recommendations from leading public health authorities.

The Company currently has limited capacity to 70 percent on its flights through December 15, 2020.

Fourth Quarter 2020

The State of Hawai‘i launched a pre-travel testing program for travelers entering the State on or after October 15, 2020. Travelers who choose to participate in the program can bypass the State's mandatory 14-day quarantine with proof of a negative COVID-19 test from one of the State's approved testing partners.

The Company expects its fourth quarter 2020 capacity to be approximately 70 percent below the capacity flown during the same period last year. As a significant portion of the Company's costs are fixed, operating expenses are not expected to decline in proportion to the capacity decline.

In October 2020, the Company reached an agreement with Boeing to push back the timing of 787-9 deliveries under its purchase agreement for 10 aircraft. The Company now expects to take delivery of 787-9 aircraft from 2022 to 2026 with its first aircraft to be delivered in September 2022.

Statistical information, as well as a reconciliation of the non-GAAP financial measures, can be found in the accompanying tables.

Investor Conference Call

Hawaiian Holdings’ quarterly results conference call is scheduled to begin today (October 27, 2020) at 4:30 p.m. Eastern Time (USA). The conference call will be broadcast live over the Internet. Investors may access and listen to the live audio webcast on the investor relations section of the Company’s website at HawaiianAirlines.com. For those who are not available for the live webcast, a replay of the webcast will be archived for 90 days on the investor relations section of the Company's website.

About Hawaiian Airlines

Hawaiian® has led all U.S. carriers in on-time performance for each of the past 16 years (2004-2019) as reported by the U.S. Department of Transportation. Consumer surveys by Condé Nast Traveler, Travel + Leisure and TripAdvisor have placed Hawaiian among the top of all domestic airlines serving Hawai‘i.

Now in its 91st year of continuous service, Hawaiian is Hawai‘i's biggest and longest-serving airline. In 2019, Hawaiian offered nonstop flights between Hawai‘i and more U.S. gateway cities (13) than any other airline, along with service connecting the islands with Japan, South Korea, Australia, New Zealand, American Samoa and Tahiti. As a result of the COVID-19 pandemic, Hawaiian is offering an adjusted schedule of daily flights within the Hawaiian Islands and between Hawai‘i and the U.S. mainland as well as Japan.

The airline is committed to the health and safety of its guests and employees and has reinforced enhanced cleaning procedures across its business. While the experience may be a little different, the authentic Hawaiian hospitality remains unchanged. Additional details on how Hawaiian is keeping guests and employees safe can be found at HawaiianAirlines.com/KeepingYouSafe.

Hawaiian Airlines, Inc. is a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA). Additional information is available at HawaiianAirlines.com. Follow Hawaiian's Twitter updates (@HawaiianAir), become a fan on Facebook (Hawaiian Airlines), and follow us on Instagram (hawaiianairlines). For career postings and updates, follow Hawaiian's LinkedIn page.

For media inquiries, please visit Hawaiian Airlines' online newsroom.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance.  Such forward-looking statements include, without limitation, the Company’s business plans and ability to rebuild its business as the demand for air travel recovers; the Company's expectations regarding capacity for the fourth quarter of 2020; the Company's operating expenses in the fourth quarter of 2020; the Company's expectations related to the delivery and timing of its Boeing 787-9 aircraft purchases; and statements as to other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing.  Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements.  These forward-looking statements are and will be subject to many risks, uncertainties and assumptions relating to the Company’s operations and business environment, all of which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. These risks and uncertainties include, without limitation, the continuing and developing effects of the spread of COVID-19 on the Company's business operations and financial condition; whether the Company's cost-cutting plans related to the COVID-19 pandemic will be effective or sufficient; the duration of government-mandated and other restrictions on travel; the full effect that the quarantine, restrictions on travel and other measures to limit the spread of COVID-19 will have on demand for air travel in the markets in which the Company operates; fluctuations and the extent of declining demand for air transportation in the markets in which the Company operates; the Company's dependence on the tourism industry; the Company's ability to generate sufficient cash and manage its available cash; the Company’s ability to accurately forecast economic volatility; macroeconomic developments; political developments; the price and availability of aircraft fuel; labor negotiations; regulatory determinations and related developments; competitive pressures, including the impact of industry capacity between North America and Hawai‘i and interisland; changes in the Company's future capital needs; and foreign currency exchange rate fluctuations.

The risks, uncertainties and assumptions referred to above that could cause the Company’s results to differ materially from the results expressed or implied by such forward-looking statements also include the risks, uncertainties and assumptions discussed from time to time in the Company’s other public filings and public announcements, including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission.  All forward-looking statements included in this document are based on information available to the Company on the date hereof.  The Company does not undertake to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

Table 1.
Hawaiian Holdings, Inc.
Consolidated Statements of Operations (unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	% Change	2020	2019	% Change
	(in thousands, except per share data)
Operating Revenue:
Passenger	$39,777	$694,263	(94.3)%	$573,008	$1,948,990	(70.6)%
Other	36,205	60,888	(40.5)%	122,122	175,101	(30.3)%
Total	75,982	755,151	(89.9)%	695,130	2,124,091	(67.3)%
Operating Expenses:
Wages and benefits	19,494	182,862	(89.3)%	238,077	537,997	(55.7)%
Aircraft fuel, including taxes and delivery	14,544	138,586	(89.5)%	135,025	405,290	(66.7)%
Maintenance, materials and repairs	18,664	61,363	(69.6)%	93,067	182,539	(49.0)%
Aircraft and passenger servicing	5,140	41,762	(87.7)%	46,459	120,303	(61.4)%
Depreciation and amortization	36,734	41,596	(11.7)%	115,516	119,274	(3.2)%
Commissions and other selling	5,201	33,291	(84.4)%	34,844	96,598	(63.9)%
Aircraft rent	26,230	30,534	(14.1)%	77,120	91,773	(16.0)%
Other rentals and landing fees	14,156	33,345	(57.5)%	57,599	95,777	(39.9)%
Purchased services	22,878	33,120	(30.9)%	77,006	98,306	(21.7)%
Special items	17,489	—	100.0%	178,407	—	100.0%
Other	16,525	42,056	(60.7)%	80,143	118,041	(32.1)%
Total	197,055	638,515	(69.1)%	1,133,263	1,865,898	(39.3)%
Operating Income (Loss)	(121,073)	116,636	(203.8)%	(438,133)	258,193	(269.7)%
Nonoperating Income (Expense):
Other nonoperating special items	(7,011)	—		(7,011)	—
Interest expense and amortization of debt discounts and issuance costs	(11,596)	(6,438)		(26,612)	(21,268)
Interest income	1,942	3,148		7,728	9,205
Capitalized interest	831	1,171		2,583	3,713
Losses on fuel derivatives	(297)	(4,553)		(6,933)	(7,203)
Other, net	(6,380)	(1,445)		(2,915)	(5,553)
Total	(22,511)	(8,117)		(33,160)	(21,106)
Income (Loss) Before Income Taxes	(143,584)	108,519		(471,293)	237,087
Income tax expense (benefit)	(46,485)	28,443		(122,918)	62,820
Net Income (Loss)	$(97,099)	$80,076		$(348,375)	$174,267
Net Income (Loss) Per Share
Basic	$(2.11)	$1.70		$(7.58)	$3.65
Diluted	$(2.11)	$1.70		$(7.58)	$3.64
Weighted Average Number of Common Stock Shares Outstanding:
Basic	46,001	47,119		45,980	47,784
Diluted	46,001	47,236		45,980	47,847

Table 2.
Hawaiian Holdings, Inc.
Selected Statistical Data (unaudited)

	Three months ended September 30,						Nine months ended September 30,
	2020		2019			% Change	2020		2019			% Change
	(in thousands, except as otherwise indicated)
Scheduled Operations (a) :
Revenue passengers flown	331		3,066			(89.2)%	2,873		8,843			(67.5)%
Revenue passenger miles (RPM)	181,878		4,673,734			(96.1)%	3,988,435		13,288,823			(70.0)%
Available seat miles (ASM)	711,151		5,321,812			(86.6)%	6,095,612		15,325,559			(60.2)%
Passenger revenue per RPM (Yield)	21.87	¢	14.85	¢		47.3%	14.37	¢	14.67	¢		(2.0)%
Passenger load factor (RPM/ASM)	25.6%		87.8%		(62.2)	pts.	65.4%		86.7%		(21.3)	pts.
Passenger revenue per ASM (PRASM)	5.59	¢	13.05	¢		(57.2)%	9.40	¢	12.72	¢		(26.1)%
Total Operations (a) :
Revenue passengers flown	332		3,072			(89.2)%	2,877		8,853			(67.5)%
Revenue passenger miles (RPM)	185,788		4,679,632			(96.0)%	3,995,644		13,300,090			(70.0)%
Available seat miles (ASM)	718,405		5,331,914			(86.5)%	6,107,424		15,341,510			(60.2)%
Operating revenue per ASM (RASM)	10.58	¢	14.16	¢		(25.3)%	11.38	¢	13.85	¢		(17.8)%
Operating cost per ASM (CASM)	27.43	¢	11.98	¢		129.0%	18.56	¢	12.16	¢		52.6%
CASM excluding aircraft fuel and non-recurring items (b)	40.94	¢	9.38	¢		336.5%	17.36	¢	9.53	¢		82.2%
Aircraft fuel expense per ASM (c)	2.02	¢	2.60	¢		(22.3)%	2.22	¢	2.64	¢		(15.9)%
Revenue block hours operated	12,388		56,088			(77.9)%	71,743		162,556			(55.9)%
Gallons of jet fuel consumed	13,394		69,749			(80.8)%	84,975		201,547			(57.8)%
Average cost per gallon of jet fuel (actual) (c)	$1.09		$1.99			(45.2)%	$1.59		$2.01			(20.9)%
Economic fuel cost per gallon (c)(d)	$1.24		$2.04			(39.2)%	$1.68		$2.06			(18.4)%

(a)    Includes the operations of the Company's contract carrier under a capacity purchase agreement.
(b)    See Table 4 for a reconciliation of GAAP operating expenses to operating expenses excluding aircraft fuel and non-recurring items.
(c)    Includes applicable taxes and fees.
(d)    See Table 3 for a reconciliation of GAAP fuel costs to economic fuel costs.

Table 3.
Hawaiian Holdings, Inc.
Economic Fuel Expense (unaudited)

The Company believes that economic fuel expense is a good measure of the effect of fuel prices on its business as it most closely approximates the net cash outflow associated with the purchase of fuel for its operations in a period. The Company defines economic fuel expense as GAAP fuel expense plus losses/(gains) realized through actual cash (receipts)/payments received from or paid to hedge counterparties for fuel hedge derivative contracts settled during the period.

	Three months ended September 30,			Nine months ended September 30,
	2020	2019	% Change	2020	2019	% Change
	(in thousands, except per-gallon amounts)
Aircraft fuel expense, including taxes and delivery	$14,544	$138,586	(89.5)%	$135,025	$405,290	(66.7)%
Realized losses on settlement of fuel derivative contracts	2,062	3,399	(39.3)%	7,899	9,294	(15.0)%
Economic fuel expense	$16,606	$141,985	(88.3)%	$142,924	$414,584	(65.5)%
Fuel gallons consumed	13,394	69,749	(80.8)%	84,975	201,547	(57.8)%
Economic fuel costs per gallon	$1.24	$2.04	(39.2)%	$1.68	$2.06	(18.4)%

Table 4.
Hawaiian Holdings, Inc.
Non-GAAP Financial Reconciliation (unaudited)

The Company evaluates its financial performance utilizing various GAAP and non-GAAP financial measures, including net income, diluted net income per share, CASM, PRASM, RASM, Passenger Revenue per RPM, EBITDAR, and pre-tax margin. Pursuant to Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis.  The adjustments are described below:

•During the three and nine months ended September 30, 2020, the effective tax rate included a tax benefit of $6.1 million and $29.5 million, respectively, resulting from the rate differential between the prevailing tax rate of 21% during the years that generated net operating losses and the previous tax rate of 35% that was in effect during the years to which net operating losses were carried back as a result of the enactment of the CARES Act.

•During the three and nine months ended September 30, 2020, the Company recognized $129.1 million and $240.6 million in contra-expense related to grant proceeds from the PSP. The grant proceeds were recognized in proportion to estimated wages and benefits expense over the period the PSP covers. The Company utilized all proceeds from the PSP as of September 30, 2020.

•Changes in fair value of fuel derivative contracts, net of tax, are based on market prices for open contracts as of the end of the reporting period, and include the unrealized amounts of fuel derivatives (not designated as hedges) that will settle in future periods and the reversal of prior period unrealized amounts.

•Changes in fair value of foreign currency derivative contracts, net of tax, are based on market prices for open contracts as of the end of the reporting period, including the unrealized amounts of foreign currency derivatives (not designated as hedges) that will settle in future periods and the reversal of prior period unrealized amounts.
•Unrealized loss (gain) on foreign debt is based on fluctuation in exchange rates and the measurement of foreign-denominated debt to our functional currency.

•The Company recorded the following as special items:

◦During the three months ended March 31, 2020, a charge of $20.2 million was recorded for the ratification of a collective bargaining agreement with the Association of Flight Attendants in April 2020 (related to service prior to January 1, 2020).
◦During the three months ended March 31, 2020, a special charge of $106.7 million was recorded for goodwill impairment resulting from the decline in the market value of the Company's equity (i.e., share price), and the Company's inability to support the carrying value of goodwill on its financial statements.

◦During the three months ended June 30, 2020, an impairment charge of $27.5 million was recorded related to the Company's ATR-42 and ATR-72 fleets. An additional impairment charge of $3.4 million was recorded related to the Company's commercial real estate subsidiary.

◦During the three months ended June 30, 2020, the Company recorded $3.1 million of charges related to write-downs of projects permanently suspended as a result of the COVID-19 pandemic.

◦During the three months ended September 30, 2020, the Company recorded $24.5 million in special items related to its voluntary and involuntary separation programs, of which $17.5 million was recorded as an operating special item related to severance and benefits and $7.0 million was recorded as a non-operating special item related to termination benefits and curtailment loss.

•During the nine months ended September 30, 2019, the Company recorded a gain on disposal of Boeing 767-300 aircraft equipment of $1.9 million in conjunction with the retirement of its B767 fleet.

The Company believes that adjusting for the impact of an effective tax rate differential, the receipt of grant proceeds, changes in fair value of fuel derivative contracts and foreign currency derivative contracts, fluctuations in foreign exchange rates, special items, and the sale of aircraft and aircraft equipment helps investors better analyze the Company's operational performance and compare its results to other airlines in the periods presented.

	Three months ended September 30,				Nine months ended September 30,
	2020		2019		2020		2019
	Total	Diluted Net Loss Per Share	Total	Diluted Net Income Per Share	Total	Diluted Net Loss Per Share	Total	Diluted Net Income Per Share
	(in thousands, except per share data)
GAAP Net Income (Loss), as reported	$(97,099)	$(2.11)	$80,076	$1.70	$(348,375)	$(7.58)	$174,267	$3.64
Add: CARES Act carryback of additional NOLs	(6,143)	(0.13)	—	—	(29,537)	(0.64)	—	—
Add: CARES Act grant recognition	(129,088)	(2.81)	—	—	(240,648)	(5.23)	—	—
Add (deduct): changes in fair value of fuel derivative contracts	(1,765)	(0.04)	1,154	0.02	(966)	(0.02)	(2,091)	(0.04)
Add: unrealized loss on foreign debt	5,119	0.11	717	0.01	7,541	0.16	2,254	0.05
Add: gain on sale of aircraft equipment	—	—	—	—	—	—	(1,948)	(0.04)
Add: unrealized loss (gain) on non-designated fx positions	623	0.01	—	—	423	0.01	—	—
Add: special items	17,489	0.38	—	—	178,407	3.88	—	—
Add: nonoperating special items	7,011	0.15	—	—	7,011	0.15	—	—
Deduct: tax effect of adjustments	31,189	0.68	(490)	(0.01)	48,017	1.04	473	0.01
Adjusted Net Income (Loss)	$(172,664)	$(3.76)	$81,457	$1.72	$(378,127)	$(8.23)	$172,955	$3.62

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
	(in thousands)
Income Before Income Taxes, as reported	$(143,584)	$108,519	$(471,293)	$237,087
Add: CARES Act grant recognition	(129,088)	—	(240,648)	—
Add (deduct): changes in fair value of fuel derivative contracts	(1,765)	1,154	(966)	(2,091)
Add: unrealized loss on foreign debt	5,119	717	7,541	2,254
Add: gain on sale of aircraft and equipment	—	—	—	(1,948)
Add: unrealized loss (gain) on non-designated fx positions	623	—	423	—
Add: special items	17,489	—	178,407	—
Add: nonoperating special items	7,011	—	7,011	—
Adjusted Income Before Income Taxes	$(244,195)	$110,390	$(519,525)	$235,302

Operating Costs per Available Seat Mile (CASM)
The Company has separately listed in the table below its fuel costs per ASM and non-GAAP unit costs, excluding fuel and non-recurring items. These amounts are included in CASM, but for internal purposes the Company consistently uses cost metrics that exclude fuel and non-recurring items (if applicable) to measure and monitor its costs.

	Three months ended September 30,				Nine months ended September 30,
	2020		2019		2020		2019
	(in thousands, except CASM data)
GAAP Operating Expenses	$197,055		$638,515		$1,133,263		$1,865,898
Less: aircraft fuel, including taxes and delivery	(14,544)		(138,586)		(135,025)		(405,290)
Less: CARES Act grant recognition	129,088		—		240,648		—
Less: gain on sale of aircraft and equipment	—		—		—		1,948
Less: special items	(17,489)		—		$(178,407)		—
Adjusted Operating Expenses	$294,110		$499,929		$1,060,479		$1,462,556
Available Seat Miles	718,405		5,331,914		6,107,424		15,341,510
CASM - GAAP	27.43	¢	11.98	¢	18.56	¢	12.16	¢
Less: aircraft fuel, including taxes and delivery	(2.02)		(2.60)		(2.22)		(2.64)
Less: CARES Act grant recognition	17.97		—		3.94		—
Less: gain on sale of aircraft and equipment	—		—		—		0.01
Less: special items	(2.44)		—		(2.92)		—
Adjusted CASM	40.94	¢	9.38	¢	17.36	¢	9.53	¢
Pre-tax margin
The Company excludes unrealized losses (gains) from fuel derivative contracts and foreign currency derivative contracts, and non-recurring items from pre-tax margin for the same reasons as described above.

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Pre-Tax Margin, as reported	(189.0)%	14.4%	(67.8)%	11.2%
Add: CARES Act grant recognition	(169.9)	—	(34.6)	—
Add: changes in fair value of fuel derivative contracts	(2.3)	0.1	(0.1)	(0.1)
Add: unrealized loss on foreign debt	6.8	0.1	1.0	0.1
Add: gain on sale of aircraft and equipment	—	—	—	(0.1)
Add: unrealized loss (gain) on non-designated fx positions	0.8	—	0.1	—
Add: special items	23.0	—	25.7	—
Add: nonoperating special items	9.2	—	1.0	—
Adjusted Pre-Tax Margin	(321.4)%	14.6%	(74.7)%	11.1%